Exhibit List


Exhibit No.			Exhibit
24				Power of Attorney for R. E. Kadlec

                      POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I, Robert E. Kadlec, of 5733 Bluebell Drive, West Vancouver,

British  Columbia,  Canada  V7W 1T2, as  a  director  of  Questar

Corporation (the "Company"), do hereby appoint Abigail  L.  Jones and S. E. Parks, or each of them acting alone, my true and lawful attorney-in-fact to sign any Form 3, Form 4, Form 5, or Form  144

Reports  that  I  am  required to file with  the  Securities  and

Exchange  Commission reporting transactions involving  shares  of the  Company's common stock and derivative securities whose value is  dependent on such shares, including option grants and phantom stock  units allocated to my accounts under the terms of deferred compensation plans adopted by the Company and its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

      By  signing this Power of Attorney, I am revoking  a  prior document  dated  August 28, 2002.  This Power of  Attorney  shall remain  in  full force and effect with respect to my holdings  of any transactions of securities issued by the Company as long as I am  required to make reports of my transactions, unless I  revoke it with a signed writing prior to such date.



October 22, 2004                               /s/ Robert E. Kadlec